CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Fund For Income, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 72 to the Registration Statement on Form N-1A (File Nos. 002-38309 and 811-02107) of our report dated November 1, 2002 relating to the September 30, 2002 financial statements of First Investors Fund For Income, Inc., which are included in said Registration Statement.


                                          /s/  TAIT, WELLER & BAKER
                                          --------------------------------
                                               TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
DECEMBER 18, 2002